EXHIBIT 23.1

                      Consent of Coopers & Lybrand L.L.P.,


                         Certified Public Accountants,

                             dated January 21, 1998

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 (File No. 333-9943) of our report dated February 21, 1997 on our audit of the financial statements of CNL American Realty Fund, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Orlando, Florida
January 21, 1998


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